Exhibit 10.2

Execution Version

Second Amendment and Waiver to Credit Agreement

This Second Amendment and Waiver to Credit Agreement (this “Second Amendment”) dated as of September 15, 2021, is among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”); Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”); JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.The Borrower, the Parent Guarantor, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 1, 2020 (as amended by the First Amendment, dated as of June 7, 2021 and as otherwise amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as further amended, amended and restated, supplemented or otherwise modified from time to time (including by this Second Amendment), the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower, the Parent Guarantor, the Administrative Agent and the Lenders constituting the Required Lenders have agreed to (a) make certain amendments and other modifications to  the provisions of the Existing Credit Agreement and (b) reaffirm the Borrowing Base, in each case, as more fully set forth herein.

C.NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article and section references in this Second Amendment refer to articles and sections of the Credit Agreement.
Section 2.Borrowing Base.
2.1Reaffirmation of Borrowing Base.  Pursuant to Section 2.07, the Administrative Agent and the Lenders constituting the Required Lenders hereby agree that for the period from and including the Second Amendment Effective Date (as defined below) until the next Redetermination Date or other adjustment to the Borrowing Base pursuant to the Credit Agreement, the Borrowing Base shall be, and hereby is maintained at, $750,000,000. The parties hereto agree that the Borrowing Base redetermination contained in this Second Amendment is the October 1, 2021 Scheduled Redetermination and such redetermination shall be deemed to have taken place in accordance with the procedures set forth in the Credit Agreement. Except as expressly provided for in Section 2.2 of this Second Amendment below, this Second Amendment does not limit future redeterminations or further adjustments to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions. This Second Amendment shall constitute the New Borrowing Base Notice in respect of such Scheduled Redetermination in accordance with Section 2.07(d).
2.2Waiver of Adjustment of Borrowing Base in Connection with Specified Transfer.  Reference is made to that certain Assignment, Bill of Sale and Conveyance, effective as of June 1, 2021,

from Whiting Oil and Gas Corporation, as assignor to Fundare Redtail, LLC, as assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Assignment”). Solely to the extent that the Transfer of Borrowing Base Properties pursuant to, and in accordance with the terms of, the Assignment (the “Specified Transfer”) would result in an automatic reduction of the Borrowing Base pursuant to Section 2.07(f), the Administrative Agent and the Lenders constituting the Required Lenders hereby agree, as of the Second Amendment Effective Date, to waive such automatic reduction of the Borrowing Base; provided that if the Specified Transfer does not occur prior to the next Scheduled Redetermination of the Borrowing Base pursuant to the Credit Agreement, the waiver contained in this Section 2.2 (the “Waiver”) shall be null and void and of no further force and effect. It is understood and agreed that the Waiver shall be limited to any automatic reduction of the Borrowing Base pursuant to Section 2.07(f) that would otherwise occur solely as a result of the consummation of the Specified Transfer prior to the next Scheduled Redetermination occurring after the date hereof and shall not apply to any other Transfer of Borrowing Base Properties or otherwise limit any future redeterminations or further adjustments to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions.
Section 3.Amendments to Existing Credit Agreement.
3.1Amendments to Section 1.02.  The defined terms ‘Extended Hedge Deadline’ and ‘Hedge Availability Shortfall Event’ contained in Section 1.02 are hereby deleted in their entirety.
3.2Amendments to Section 8.20.  Section 8.20 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.20 Swap Agreements.  On the Effective Date, the Parent Guarantor and its Restricted Subsidiaries shall have entered into, and thereafter maintain, as of the Effective Date and the last day of each fiscal quarter of the Parent Guarantor thereafter (each such date, a “Swap Compliance Date”), Swap Agreements with one or more Approved Counterparties that have notional volumes of not less than (a) 50% of the projected production of oil and gas from the Parent Guarantor’s and its Restricted Subsidiaries’ total Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent), calculated separately, for the 12-month period immediately succeeding such Swap Compliance Date and (b) 35% of the projected production of oil and natural gas from the Parent Guarantor’s and its Restricted Subsidiaries’ total Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent), calculated separately, for the 12-month period immediately succeeding the 12-month period described in clause (a); provided that, if, for any fiscal quarter, the Parent Guarantor delivers a compliance certificate of a Financial Officer to the Administrative Agent pursuant to Section 8.01(c) certifying that as of the last day of the fiscal period covered by the financial statements delivered in connection therewith, the Consolidated Net Leverage Ratio is less than 1.00 to 1.00, then the Parent Guarantor and its Restricted Subsidiaries shall not be required to enter into or maintain swap agreements required by clause (b) for any Swap Compliance Date occurring thereafter until the first Swap Compliance Date occurring after the Consolidated Net Leverage Ratio, as reflected in the compliance certificate delivered for the fiscal quarter immediately preceding such Swap Compliance Date, equals or exceeds 1.00 to 1.00 (clauses (a) and (b), collectively, the “Required Hedges”) (it being understood and agreed that compliance with this Section 8.20 shall be determined in accordance with the Hedging Principles). For the avoidance of doubt, the termination or liquidation of any Swap Agreement shall remain subject to Sections 2.07(f) and 9.10, regardless of whether compliance with the foregoing clause (b) is required at the time thereof.

Section 4.Conditions Precedent.  This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):
4.1Counterparts.  The Administrative Agent shall have received from the Borrower, the Parent Guarantor, the Administrative Agent and Lenders constituting the Required Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such party.
4.2Fees and Expenses.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under the Credit Agreement.
4.3No Default.  No Default shall have occurred and be continuing as of the Second Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Second Amendment Effective Date shall occur) upon the fulfillment (or waiver in accordance with Section 12.02) of the conditions precedent set forth in this Section 4 to the satisfaction of the Administrative Agent.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.  For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Second Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

Section 5.     Miscellaneous.
5.1Confirmation.  The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the Second Amendment Effective Date.
5.2Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and Parent Guarantor hereby: (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Second Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment:  (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they are true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

5.3Counterparts.  This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
5.4Electronic Signatures. Delivery of an executed counterpart of a signature page of this Second Amendment or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Second Amendment (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Second Amendment or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Second Amendment and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Second Amendment and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Second Amendment and/or any Ancillary Document based solely on the lack of paper original copies of this Second Amendment and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-related Person for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
5.5No Oral Agreement.  This Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

5.6GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.7Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.  The express terms of Sections 12.09(b), (c) and (d) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
5.8Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.
5.9Severability.  Any provision of this Second Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.10Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
5.11Loan Document.  This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
5.12No Waiver.  The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or, except as expressly set forth herein, constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed, effective as of the Second Amendment Effective Date.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION, as Parent Guarantor

By: /s/ James P. Henderson
Name:James P. Henderson
Title: Executive Vice President Finance and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION, as Borrower

By: /s/ James P. Henderson
Name:James P. Henderson
Title: Executive Vice President Finance and Chief Financial Officer

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank and a Lender

By: /s/ Dalton Harris
Name:Dalton Harris
Title: Authorized Officer

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan Herrick
Name:Jonathan Herrick
Title:Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Ronald E. McKaig
Name:Ronald E. McKaig
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Christopher Kuna
Name:Christopher Kuna
Title:Senior Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

TRUIST BANK, as a Lender

By: /s/ Benjamin L. Brown
Name:Benjamin L. Brown
Title:Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Bruce E. Hernandez
Name:Bruce E. Hernandez
Title:Senior Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

ROYAL BANK OF CANADA, as a Lender

By: /s/ Emilee Scott
Name:Emilee Scott
Title:Authorized Signatory

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ Donovan C. Broussard
Name:Donovan C. Broussard
Title:Authorized Signatory

By: /s/ Kevin A. James
Name:Kevin A. James
Title:Authorized Signatory

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

CITIBANK, N.A., as a Lender

By: /s/ Cliff Vaz
Name:Cliff Vaz
Title:Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

ING CAPITAL, LLC, as a Lender

By: /s/ Juli Bieser
Name:Juli Bieser
Title:Managing Director

By: /s/ Lauren Gutterman
Name:Lauren Gutterman
Title:Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By: /s/ Marc Graham
Name:Marc Graham
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ George E. McKean
Name:George E. McKean
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan H Lee
Name:Jonathan H Lee
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Michael Maguire
Name:Michael Maguire
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

BBVA USA (f/k/a COMPASS BANK), as a Lender

By: /s/ Julia Barnhill
Name:Julia Barnhill
Title:Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

REGIONS BANK, as a Lender

By: /s/ David Valentine
Name:David Valentine
Title:Managing Director

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

BOKF, NA, as a Lender

By: /s/ Benjamin H. Adler
Name:Benjamin H. Adler
Title:Senior Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

COMERICA BANK, as a Lender

By: /s/ Cassandra M. Lucas
Name:Cassandra M. Lucas
Title:Portfolio Manager

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

YORKSHIRE INVESTMENTS III, LLC, as a Lender

By: /s/ Daniel Wanek
Name:Daniel Wanek
Title:Vice President

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]

OCM AB HOLDINGS I, LLC, as a Lender

By:Oaktree Fund GP, LLC
Its:Manager

By:Oaktree Fund GP I, L.P.
Its:Managing Member

By: /s/ Allen Li
Name:Allen Li
Title:Authorized Signatory

By: /s/ Jordan Mikes
Name:Jordan Mikes
Title:Authorized Signatory

[Whiting Oil and Gas Corporation – Signature Page to Second Amendment]